As filed with the Securities and Exchange Commission on February 7, 2022

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RENOVARE ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2336496
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

80 Red Schoolhouse Road, Suite 101

Chestnut Ridge, New York 10977

(845) 262-1081
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Fuller
Chief Executive Officer
80 Red Schoolhouse Road, Suite 101

Chestnut Ridge, New York 10977

(845) 262-1081
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Peter Campitiello, Esq.
McCarter & English LLP
Two Tower Center Blvd., Floor 24
East Brunswick, New Jersey 08816
(732) 867-9741

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2022

PRELIMINARY PROSPECTUS

RENOVARE ENVIRONMENTAL, INC.
4,383,334 Shares of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 4,383,334 shares of our common stock, par value $0.0001 per share (the “common stock”) of which (i) 2,141,667 shares were issued to certain investors (the “Investors”) in a private placement offering consummated on January 25, 2022; (ii) 2,141,667 shares are underlying common stock purchase warrants (the “Warrants”) sold to the Investors in the Offering; and (iii) 100,000 shares were issued by the Company on January 20, 2022 in connection with a private transaction with Keystone Capital Partners, LLC (“Keystone”, and together with the Investors, the “Selling Shareholders”). We are registering these shares as required by registration rights agreements that we entered into with the Selling Shareholders. The Selling Shareholders may offer and sell their shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.

The Selling Shareholders may sell all or a portion of shares through underwriters, broker dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold. We will not receive any of the proceeds from the sale of the shares by the selling shareholder. However, in the case of the Warrants, upon exercise of the Warrants for cash, the selling shareholders would pay us an exercise price of $0.60 per share of common stock, subject to any adjustment pursuant to the terms of the warrants, or an aggregate of $1.3 million if the warrants are exercised in full for cash. The Warrants are also exercisable on a cashless basis, and if the Warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Shareholders upon any such exercise of the warrants We have agreed to bear the expenses (other than underwriting discounts, commissions or agent’s commissions and legal expenses of the selling shareholder) in connection with the registration of the common stock being offered under this prospectus by the selling shareholder.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “RENO.” On February 4, 2022, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.53 per share.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section for a discussion of material risks you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is February 7, 2022

ABOUT THIS PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the capital stock, you should refer to the registration statement including the exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences, are incorporated by reference from our Annual Report on Form 10-K filed on April 16, 2021 and the other documents incorporated by reference into this prospectus, which include risks related to:

•	The Pandemic

The COVID-19 coronavirus pandemic (“COVID-19”) may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

It is unclear how such restrictions, which will contribute to a general slowdown in the global economy, will affect our business, results of operations, financial condition and our future strategic plans.

•	Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We may not be able to continue as a going concern.

If we are unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.

We may be negatively impacted by landfills and certain long-term disposal trends.

The recovered recycled materials market is volatile.

The market for solid recovered fuel (”SRF”) is not developed.

Our business and strategic plans may require funding.

Our limited operating history does not afford investors a sufficient history on which to base an investment.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

If we fail to manage growth or prepare for product scalability and integration effectively, it could have an adverse effect on our employee efficiency, product quality, working capital level and results of operations.

Our management team may not be able to successfully implement our business strategies.

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited, and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our financial results may not meet the expectation of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of December 31, 2020. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are operating in a highly competitive market and we are unsure as to whether there will be any consumer demand for our services.

There is no assurance that the Company will operate profitability or will generate positive cash flow.

We may be unsuccessful in our efforts to use digital and other viral marketing to expand customer awareness of our services.

We may be negatively impacted by permitting and construction risks.

•	The Securities Markets and Investments in Our Securities

General securities market uncertainties resulting from COVID-19.

Our executive officers and certain shareholders possess significant voting power, and through this ownership, could influence our Company and our corporate actions.

Liquidity of our common stock has been limited.

Our stock price may be volatile.

Our common stock is subject to price volatility unrelated to our operations.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

Sales of our currently issued and outstanding common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

If we issue additional shares or derivative securities in the future, it may result in the dilution of our existing shareholders.

We do not plan to declare or pay any dividends to our shareholders in the near future.

The requirements of being a public company may strain our resources and distract management.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and effect reported results of operations. “Penny Stock” rules may make buying or selling our common stock difficult.

In addition risks related specifically to this offering are presented in the Risk Factors section of this prospectus on page 8.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

ABOUT RENOVARE ENVIRONMENTAL, INC.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling shareholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Except where the context otherwise requires, the terms “we,” “us,” “our,” the “Company” or “Renovare” refer to Renovare Environmental, Inc.

Company Overview

Company Structure and History

Effective December 6, 2021, BioHiTech Global, Inc., a Delaware corporation, changed its name to Renovare Environmental, Inc. by filing a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the board of directors of the Company approved the name change and the Certificate of Amendment. Pursuant to Section 242(b)(1) of the DGCL, stockholder approval was not required for the name change or the Certificate of Amendment

The Company was originally incorporated on March 20, 2013 under the laws of the state of Delaware as Swift Start Corp. The Company’s initial business plan was to develop a website that offered comprehensive online computer programming courses. On August 6, 2015, the Company entered into and consummated an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), with BioHiTech Global, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Acquisition”) and Bio Hi Tech America, LLC, a Delaware limited liability company (“BioHiTech America”). Pursuant to the terms of the Merger Agreement, Acquisition merged with and into BioHiTech America in a reverse business combination (the “Merger”) with BioHiTech America surviving as a wholly-owned subsidiary of the Company. As consideration for the Merger, we issued the interest holders of BioHiTech America (the “BioHiTech Holders”) an aggregate of 6,975,000 shares of our Common Stock issued to the BioHiTech Holders in accordance with their pro rata ownership of BioHiTech America membership interests. Following the Merger, the Company adopted the business plan of BioHiTech America in the development, marketing and sales of food waste disposal systems which transform food waste into nutrient-neutral water which may be disposed of via sewer systems while utilizing proprietary software to collect and transmit environmental performance data to its customers.

The Company refers to Renovare Environmental, Inc. and its consolidated subsidiaries, which as of December 31, 2021 and 2020, include its wholly-owned subsidiaries of BioHiTech America, LLC, BioHiTech Europe Limited, BHT Financial, LLC and BHT Renewables LLC (formerly E.N.A. Renewables LLC), and its controlled subsidiary was Refuel America LLC (68.2% and 60%, respectively) and its wholly-owned subsidiaries Apple Valley Waste Technologies Buyer, Inc., Apple Valley Waste Technologies, LLC, New Windsor Resource Recovery LLC and Rensselaer Resource Recovery LLC and its controlled subsidiary Entsorga West Virginia LLC (93.5% and 88.7%, respectively), as a whole or to individual components thereof as applicable based upon the context in which the term is used.

Our website is https://renovareenv.com/. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

COMPANY OVERVIEW

The Company’s mission is to reduce the environmental impact of the waste management industry through the development and deployment of cost-effective technology solutions. The Company’s suite of technologies includes on-site biological processing equipment for food waste, patented processing facilities for the conversion of municipal solid waste into an E.P.A. recognized renewable fuel, and proprietary real-time data analytics tools to reduce food waste generation. These proprietary solutions may enable certain businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment. When used individually or in combination, we believe that the Company’s solutions can reduce the carbon footprint associated with waste transportation, repurpose non-recyclable plastics, and significantly reduce landfill usage.

Revolution Series™ Digesters

The Company currently markets an aerobic digestion technology solution for the disposal of food waste at the point of generation. Its line of Revolution Series Digesters have been described as self-contained, robotic digestive systems that we believe are as easy to install as a standard dishwasher with no special electrical or plumbing requirements. Units range in size depending upon capacity, with the smallest unit approximately the size of a residential washing machine. The digesters utilize a biological process to convert food waste into a liquid that is safe to discharge down an ordinary drain. This process can result in a substantial reduction in costs for customers including cruise lines, restaurants, retail stores, hospitals, hotel/hospitality companies and governmental units by eliminating the transportation and logistics costs associated with food waste disposal. The process also reduces the greenhouse gases associated with food-waste transportation and decomposition in landfills that have been linked to climate change. The Company offers its Revolution Series Digesters in several sizes targeting small to mid-sized food waste generation sites that are often more economical than traditional disposal methods. The Revolution Series Digesters are manufactured and assembled in the United States.

In an effort to expand the capabilities of its digesters, the Company developed a sophisticated Internet of Things (“IoT”) technology platform to provide its customers with transparency into their internal and supply chain waste generation and operational practices. This patented process collects weight related data from the digesters to deliver real-time data that provides valuable information that when analyzed, can improve efficiency and validate corporate sustainability efforts. The Company provides its IoT platform through a SaaS (“Software as a Service”) model that is either bundled in rental agreements or sold through a separate annual software license. The Company continues to add new capacity sizes to its line of Revolution Series Digesters to meet customer needs.

Resource Recovery Technology

The Company utilizes Mechanical Biological Treatment (“MBT”) technology to process waste at the municipal or enterprise level. The technology results in a substantial reduction in landfill usage by converting a significant portion of intake, including organic waste and non-recyclable plastics, into a United States EPA recognized alternative fuel that can be used as a partial replacement for coal. The Company is currently exploring additional uses for its Solid Recovered Fuel (“SRF”) such as gasification, fuel for cogeneration and as a feedstock for bio-plastics.

The Company also, through a series of transactions in 2017 and 2018, acquired a controlling interest in the Nation’s first municipal waste processing facility utilizing the technology located in Martinsburg, West Virginia (the “Martinsburg Facility”). The Martinsburg Facility, which commenced operations in 2019, is capable of processing up to 110,000 tons of mixed municipal waste annually. At full capacity, the Martinsburg Facility can achieve an estimated annual savings of over 2.3 million cubic feet of landfill space and eliminate many of the greenhouse gases associated with landfilling that waste. The Company is investigating opportunities to develop additional MBT facilities in the coming years.

Combined Offering

The Company’s suite of products and services positions it as a provider of cost-effective, technology-based alternatives to traditional waste disposal in the United States. The use of the Company’s technology solutions independently or in combination, can help its customers meet sustainability goals by achieving a significant reduction in greenhouse gases associated with waste transportation and landfilling. In addition, the repurposing of municipal waste into a cleaner burning, EPA recognized, renewable fuel can further reduce potentially harmful emissions associated with traditional means of disposal. The overall reduction in carbon and other greenhouse gases that are linked to climate change that could be achieved through the utilization of the Company’s technology can serve as a model for the future of waste disposal in the United States.

Company Information

Our principal executive offices are located at 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10972. Our telephone number is 845-262-1081. You may also contact us or obtain additional information through our internet website address at www.renovareenv.com or by emailing us at info@renovareenv.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available in the investors section of our website at www.renovareenv.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on April 16, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 9, 2021 and November 18, 2021, respectively;

•	our Proxy Statement on Schedule 14A, as amended, filed with the SEC on April 29, 2021;

•	our Current Reports on Form 8-K filed with the SEC on May 18, 2021 (other than Item 7.01), August 3, 2021, September 1, 2021, September 24, 2021, December 10, 2021, December 14, 2021, January 11, 2022, January 18, 2022 and January 26, 2022; and

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed on April 5, 2018, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Renovare Environmental, Inc.

80 Red Schoolhouse Road, Suite 101

Chestnut Ridge, NY 10972

(845) 262-1081

Attention: Investor Relations

PROSPECTUS SUMMARY

This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 4,383,334 shares of our common stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Common stock outstanding prior to this offering:	32,772,812 (1)

Common stock offered by the selling stockholders hereunder:	4,383,334 (2)

Common stock to be outstanding after this offering:	32,772,812 (1)

Use of Proceeds:	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. However, in the case of the warrants issued to the selling shareholders on January 25, 2022, upon exercise of the Warrants for cash, the selling shareholders would pay us an exercise price of $0.60 per share of common stock, subject to any adjustment pursuant to the terms of the warrants, or an aggregate of $1.3 million if the Warrants are exercised in full for cash. The proceeds to us of such warrant exercises, if any, are expected to be used for working capital and general corporate purposes. The Warrants are also exercisable on a cashless basis, and if the Warrants are exercised on a cashless basis, we would not receive any cash payment from the selling shareholders upon any such exercise of the Warrants.

Offering Price:	The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” beginning on page 8 of this prospectus.

NASDAQ Trading Symbol:	RENO

(1)	Excludes,

•	322,464 shares of Common Stock underlying options with a weighted average exercise price of $3.53 per share as of February 4, 2022 under the Company’s stock based compensation plans;
•	918,922 shares of Common Stock underlying vested restricted stock units under the Company’s stock based compensation plans as of February 4, 2022;
•	11,069,650 shares of Common Stock issuable from the conversion of preferred stock as of February 4, 2022; and
•	4,963,701 shares of Common Stock underlying warrants with a weighted average exercise price of $1.20 as of February 4, 2022.

(2)	Comprised of 2,241,667 shares of Common Stock outstanding prior to this offering and 2,141,667 shares of Common Stock underlying warrants, which are included in note (1), above, and excluded from Common Stock to be outstanding after this offering.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 6 of our Registration Statement on Form S-1 filed with the SEC on October 22, 2021, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by the selling shareholders under this prospectus. However, in the case of the warrants issued to the selling shareholders on January 25, 2022, upon exercise of the Warrants for cash, the selling shareholders would pay us an exercise price of $0.60 per share of common stock, subject to any adjustment pursuant to the terms of the warrants, or an aggregate of $1.3 million if the Warrants are exercised in full for cash. The proceeds to us of such warrant exercises, if any, are expected to be used for working capital and general corporate purposes. The Warrants are also exercisable on a cashless basis, and if the Warrants are exercised on a cashless basis, we would not receive any cash payment from the selling shareholders upon any such exercise of the Warrants

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law (“DGCL”). Please also see “Effect of Certain Provisions of our Bylaws” below.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Common Stock

General

As of February 4, 2022, there were 32,772,812 of Common Stock issued and outstanding.

Voting Rights

Holders of Company’s Common Stock are entitled to one vote per share on each matter submitted to vote of the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. We have not historically declared or paid cash dividends on our common stock.

Other Rights

Shareholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s Common Stock or other securities. In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of Common Stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

All outstanding shares of Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “RENO.”

Preferred Stock

The Company is authorized to issue from time to time, in one or more series, 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. As of February 4, 2022, there were six series of preferred stock designated:

	Designated	Issued	Stated Value	Conversion Rate	Shares Outstanding
Series A Convertible	333,401	333,401	$5.00	$0.60	95,312
Series B Convertible	1,111,200	428,333	5.00	n.a.	—
Series C Convertible	1,000,000	427,500	10.00	0.60	427,500
Series D Convertible	20,000	18,850	100.00	0.60	6,250
Series E Convertible	714,519	714,519	2.64	n.a.	—
Series F Convertible	30,090	13,611	115.00	0.60	11,002

Warrants

As of February 4, 2022, the Company has 4,963,701 warrants to acquire shares of the Company’s common stock outstanding. The warrants have exercise prices ranging from $0.60 to $5.00, a weighted average exercise price of $1.20 and expire through 2027.

Outstanding Stock Options and Restricted Stock Units

As of February 4, 2022, there were options to acquire a total of 322,464 shares of Common Stock granted pursuant to our two equity incentive plans at a weighted-average exercise price of $3.53, and there were vested and unvested restricted stock units to acquire a total of 918,922 shares of our Common Stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Shares of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of February 4, 2022, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders in the “Private Placement of Shares of Common Stock and Warrants” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)		Number of Shares of Common Stock Owned After Offering(2)
Alta Partners LLC	333,333	666,666	(3)	0
Cavalry Fund LP	208,333	416,666	(4)	0
Cavalry Special Ops Fund LLC	208,333	416,666	(5)	0
Intracoastal Capital, LLC	225,000	450,000	(6)	0
Mitchell Kersch	166,666	333,332	(7)	0
John Nash	416,666	833,332	(8)	0
Orca Capital GmbH	333,336	666,672	(9)	0
Warberg WF IX LP	250,000	500,000	(10)	0
Keystone Capital Partners, LLC	537,890	100,000		437,890

(1)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 32,772,812 shares of common stock outstanding as of February 4, 2022.

(2)	Assumes the sale of all shares offered by the selling shareholder pursuant to this prospectus.

(3)	Includes the exercise of warrants to purchase 333,333 shares of common stock.

(4)	Includes the exercise of warrants to purchase 208,333 shares of common stock.

(5)	Includes the exercise of warrants to purchase 208,333 shares of common stock.

(6)	Includes the exercise of warrants to purchase 225,000 shares of common stock.

(7)	Includes the exercise of warrants to purchase 166,666 shares of common stock.

(8)	Includes the exercise of warrants to purchase 416,666 shares of common stock.

(9)	Includes the exercise of warrants to purchase 333,336 shares of common stock.

(10)	Includes the exercise of warrants to purchase 250,000 shares of common stock.

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Certain legal matters relating solely to Washington law in connection with the securities offered hereby will be passed upon for us by McCarter & English, LLP, East Brunswick, New Jersey.

EXPERTS

The consolidated financial statements of Renovare Environmental, Inc., formerly known as BioHiTech Global, Inc., as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference from our Annual Report on Form 10-K as filed with the SEC on April 16, 2021, in reliance upon the report of Marcum LLP, independent registered public accounting firm. Such report is incorporated by reference upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the offering described in this registration statement. The selling shareholder will not bear any portion of such fees and expenses.

Securities and Exchange Commission registration fee	$211.30
Printing fees and expenses	2,500.00
Legal fees and expenses	20,000.00
Accounting fees and expenses	10,000.00
Miscellaneous (including any applicable listing fees, trustee and transfer agent fees and expenses)	2,500.00

Total	$35,211.30

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•any breach of the director’s duty of loyalty to us or our stockholders;

•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our amended and restated by-laws provide that:

•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

Renovare Environmental, Inc.’s Certificate of Incorporation, as amended, relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with its non-employee directors that require Company to indemnify such persons against all expense, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative to which such person is, was or is threatened to be made a party or witness or other participant in, by reason of the fact that such person is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and its stockholders in the case of an action by or in the right of the Company), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and provided, further, that the Company has determined that such indemnification is otherwise permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Company currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

Item 16.	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of BioHiTech Global, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2015 and incorporated herein by reference).

3.2	Bylaws of BioHiTech Global, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 7, 2013 and incorporated herein by reference).

4.1	Specimen stock certificate for common stock (filed as Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 11, 2018 and incorporated herein by reference).

5.1	Opinion of McCarter & English, LLP *

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm *

23.2	Consent of McCarter & English, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

107	Filing Fee Table *

* Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8)That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(9)That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(10)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Chestnut Ridge located in the Town of Ramapo, State of New York, on February 7, 2022.

RENOVARE ENVIRONMENTAL, INC.

By:	/s/ Anthony Fuller
Name: Anthony Fuller
Title: Chief Executive Officer

By:	/s/ Brian C. Essman
Name: Brian C. Essman
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Fuller and Brian Essman, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Fuller	Chief Executive Officer and Director	February 7, 2022
Anthony Fuller	(Principal Executive Officer)

/s/ Brian C. Essman	Chief Financial Officer and Treasurer	February 7, 2022
Brian C. Essman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Frank E. Celli	Chairman of the Board	February 7, 2022
Frank E. Celli

/s/ James D. Chambers	Director	February 7, 2022
James D. Chambers

/s/ Robert A. Graham	Director	February 7, 2022
Robert A. Graham

/s/ Harriet Hentges	Director	February 7, 2022
Harriet Hentges

/s/ Nicholaus Rohleder	Director	February 7, 2022
Nicholaus Rohleder

/s/ Walter Littlejohn	Director	February 7, 2022
Walter Littlejohn

EXHIBIT INDEX

Item 16.	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of BioHiTech Global, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2015 and incorporated herein by reference).

3.2	Bylaws of BioHiTech Global, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 7, 2013 and incorporated herein by reference).

4.1	Specimen stock certificate for common stock (filed as Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 11, 2018 and incorporated herein by reference).

5.1	Opinion of McCarter & English, LLP *

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm *

23.2	Consent of McCarter & English, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

107	Filing Fee Table *

* Filed herewith.